Exhibit 99.1

LaBranche & Co Inc.
Harvey S. Traison
Senior Vice President & Chief Financial Officer
(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors: Michael Polyviou
Media: Brian Maddox / Scot Hoffman
(212) 850-5600

LABRANCHE & CO. PROVIDES ANTICIPATED FIRST QUARTER RESULTS

NEW YORK, NY – April 8, 2005 – LaBranche & Co Inc. (NYSE: LAB) today announced that, based on current information, the Company is anticipating diluted earnings per share of $0.02 to $0.04 for the first quarter of 2005, versus $0.11 for the first quarter of 2004.  Particularly unfavorable market conditions in January, as well as lower volatility and increased program trading throughout the quarter, contributed to these results.

LaBranche will release final results for the first quarter of 2005 before the open of the market on Wednesday, April 27, 2005. The Company will host a conference call, which will be broadcast live over the Internet on Wednesday, April 27, 2005 at 10:00 a.m. Eastern Time. The broadcast will be hosted on LaBranche’s web site located at www.labranche.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. An online archive of the broadcast will be available within two hours of the live call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 680 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 104 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 300 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

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